UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 16, 2010, SandRidge Energy, Inc. (the “Company”) filed a Current Report on Form 8-K reporting, among other things, the completion of its acquisition of Arena Resources, Inc. (“Arena”) by means of the merger of Steel Subsidiary Corporation, a wholly-owned subsidiary of the Company, with and into Arena. In the merger, each outstanding share of Arena common stock was canceled and converted into the right to receive 4.7771 shares of Company common stock and $4.50 in cash. In the aggregate, the Company issued approximately 190.3 million shares of common stock of the Company and paid approximately $177.9 million in cash for an aggregate purchase price of approximately $1.4 billion. The Company is furnishing this Amendment No. 1 to Current Report on Form 8-K to provide certain additional pro forma financial information giving effect to the merger.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

15.1	Acknowledgment of Hansen, Barnett & Maxwell, P.C., independent public accounting firm for Arena

99.1	Financial Statements of Businesses Acquired. Unaudited Financial Statements of Arena as of June 30, 2010 and for the six month periods ended June 30, 2010 and 2009 and the related notes are included as Exhibit 99.1 to this report and incorporated herein by reference.

99.2	Pro Forma Financial Information. Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2010, Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2009 and the six month period ended June 30, 2010, the related notes and Unaudited Pro Forma Supplemental Oil and Gas Disclosures as of December 31, 2009 showing the pro forma effects of the Company’s acquisition of Arena are included as Exhibit 99.2 to this report and incorporated herein by this reference.

With respect to the unaudited interim financial information for the periods ended June 30, 2010 and 2009 of Arena Resources, Inc., incorporated by reference in this filing, the independent public accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the accompanying Arena Resources, Inc. financial statements for the period ended June 30, 2010, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: September 17, 2010	By:	/s/ Dirk M. Van Doren
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

15.1	Acknowledgment of Hansen, Barnett & Maxwell, P.C., independent public accounting firm for Arena

99.1	Financial Statements of Businesses Acquired

99.2	Pro Forma Financial Information